As filed with the Securities and Exchange Commission on September 30, 1998
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       KNAPE & VOGT MANUFACTURING COMPANY
             (Exact Name of Registrant as Specified in its Charter)
                                     -------

        Michigan                                         38-0722920
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         2700 Oak Industrial Drive, N.E.
                          Grand Rapids, Michigan 49505
                                 (616) 459-3311
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               Jack D. Poindexter
                       Knape & Vogt Manufacturing Company
                         2700 Oak Industrial Drive, N.E.
                          Grand Rapids, Michigan 49505
                                 (616) 459-3311

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Donald L. Johnson
                    Varnum, Riddering, Schmidt & Howlett LLP
                                   Suite 1700
                             333 Bridge Street, N.W.
                          Grand Rapids, Michigan 49504
                                 (616) 336-6000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     It the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ X ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     Title of Each                                  Proposed Maximum        Proposed Maximum
  Class of Securities         Amount to be           Offering Price        Aggregate Offering            Amount of
   Being Registered            Registered             Per Share(1)                Price              Registration Fee
-----------------------  ----------------------- ----------------------- -----------------------  -------------------
Common Stock
($2.00 par value)              300,000 shares         $19.22                 $5,766,000                  $1,710
---------------------------------------------------------------------------------------------------------------------

(1) For purposes of calculating the registration fee only, the price shown is based upon a per share price of $19.22, the average of the high and low sale prices for the Common Stock of the Registrant, as reported on the NASD National Market System on September 24, 1998, in accordance with Rule 457.

     Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                       KNAPE & VOGT MANUFACTURING COMPANY

                            STOCK DIVIDEND SALE PLAN

Shares of Stock Offered by Stockholders Enrolled in the Stock Dividend Sale Plan
                               -------------------

     Knape & Vogt Manufacturing Company (the "Company") has adopted a Stock Dividend Sale Plan (the "Plan"). The Board of Directors of the Company has resolved to replace quarterly cash dividends with quarterly stock dividends. The purpose of the Plan is to give owners of Common Stock, par value $2.00 per share ("Common Stock") and Class B Common Stock, par value $2.00 per share ("Class B Common Stock") of the Company the opportunity to convert stock dividends into cash by the sale of such stock dividends through a simplified procedure under which brokerage commissions, charged at a fixed rate per share, are expected to be lower than commissions normally charged for sales of relatively small numbers of shares and odd lots. Under the Plan, all shares of Company Stock distributed as regular quarterly stock dividends by the Company to stockholders participating in the Plan, to the extent so participating, will be offered for sale by the Plan Broker through the National Market System of the National Association of Securities Dealers.

     Please refer to the more detailed discussion of the terms and features of the Plan contained in this Prospectus.

     The Plan Administrator is currently Harris Trust and Savings Bank. The Plan Broker is currently Credit Suisse First Boston.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                              --------------------


           The date of this Prospectus is _____________________, 1998.

                                TABLE OF CONTENTS

                                                                     Page Number



Knape & Vogt Manufacturing Company............................................ 2

Stock Dividend Sale Plan...................................................... 2

Plan of Distribution.......................................................... 4

Federal Income Tax Consequences............................................... 5

Legal Matters................................................................. 6

Experts....................................................................... 6

Available Information......................................................... 6

Incorporation of Certain Documents by Reference............................... 6

                       KNAPE & VOGT MANUFACTURING COMPANY

     The Company designs, manufactures and distributes storage-related products for original equipment manufacturers, specialty distributors, hardware chains and every major home center in the country. The Company's major product categories include precision, Euro-style and utility drawer slides; wall-attached shelving units; kitchen, closet and bath storage products; and specialty hardware products. The Company was incorporated in Michigan in 1906, reorganized in Delaware in 1961, and reorganized in Michigan in 1985. The Company's main plant and corporate offices are located at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, and its telephone number is (616) 459-3311. Unless otherwise noted or indicated by the context, the term "Company" includes Knape & Vogt Manufacturing Company, its predecessors and its subsidiaries.

     The Company's Common Stock, par value $2.00 per share, is traded and reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS") under the symbol KNAP.

                            STOCK DIVIDEND SALE PLAN

Purpose

     The purpose of the Company's Stock Dividend Sale Plan (the "Plan") is to give owners of Common Stock and Class B Common Stock the opportunity to convert stock dividends into cash by the sale of such stock dividends through a simplified procedure under which brokerage commissions, charged at a fixed rate per share, are expected to be lower than commissions normally charged for sales of relatively small numbers of shares and odd lots.

Eligibility

     All owners of record ("Record Owners") of the Common Stock and Class B Common Stock (collectively, "Stock"), and owners of Stock held by brokers and other custodial institutions that establish procedures which permit their customers to participate in the Plan ("Eligible Customers"), are eligible to enroll in the Plan. (Brokers and other custodial institutions that establish such procedures for their customers are referred to as "Participating Brokers.")

Election to Participate and Sell Dividends

     Through this Prospectus, the Company is advising Record Owners and Eligible Customers (acting through Participating Brokers) that they have the opportunity of enrolling in the Plan and of directing the sale of quarterly stock dividends to which they are entitled. The sale of Stock dividends will be accomplished through the facilities of a brokerage firm acting on their behalf on an agency basis ("Plan Broker"). A Record Owner wishing to have stock dividends sold by the Plan Broker must complete and sign the Enrollment Form and return it to the Administrator, Harris Trust and Savings Bank ("Plan Administrator"). A separate Enrollment Form must be used for each separate account (separate name and registration) in which a Record Owner holds shares.

     Eligible Customers of Participating Brokers wishing to have their stock dividends sold by the Plan Broker must enroll in the Plan through their Participating Broker. Eligible Customers of Participating Brokers who are included in the Plan through enrollment by their brokers or custodians acting on their behalf are referred to herein as "Participating Customers."

Sales of Future Stock Dividends Pursuant to Enrollment

     Each account of a Record Owner of Stock for which an Enrollment Form is completed and delivered to the Plan Administrator (an "Enrolled Account"), and Participating Customers who are enrolled in the Plan through their broker or custodial institution, thereby direct the sale of all Stock dividends received with respect to that number of shares of Stock that are designated by such Participating Customer and registered in such account as of the record date for each quarterly stock dividend during the Company's fiscal year ("Plan Year"). All such shares distributable as a stock dividend on the shares designated to be enrolled in the Plan will be sold by the Plan Broker for the participants. The provisions of the Plan do not prohibit Participants from selling shares of Stock held in their accounts any time during the Plan Year or from adding more shares to their accounts. Disposition of all shares of Stock held in participants' accounts will terminate enrollment. A change of address will not affect any enrollment.

     Credit Suisse First Boston, 227 West Monroe Street, Chicago, Illinois 60606, has been appointed as Plan Broker.

Enrollment Periods; Amendment and Withdrawal

     An Enrollment Form is being mailed to each Record Owner. To participate in the Plan during the year, the Enrollment Form must be mailed to the Plan Administrator, Harris Trust and Savings Bank and postmarked by _________ for the Plan Year second quarter ending December 31, 1998. To begin to participate in the Plan as to subsequent quarterly stock dividends, Record Owners and Participating Brokers on behalf of Eligible Customers must mail an Enrollment Form to the Administrator postmarked no later than one of the following dates for the enrollment to be effective for the that quarter's dividend: third quarter of the Plan Year _______; fourth quarter of the Plan Year __________; first quarter of the Plan Year ________; and second quarter of the Plan Year _________. Enrollment in the Plan may be made throughout the Plan Year except during the periods between quarterly dividend declaration and dividend distribution dates, (however, this limitation does not apply to the Plan Year second quarter ending December 31, 1998). Enrollment Forms postmarked during these periods will be held and enrollment will take effect for the next dividend payment date.

     Once Stock held in an account for a Record Owner has been enrolled, all stock dividends receivable as to the enrolled stock in that account will be sold quarterly through the Plan, from year to year, until enrollment is withdrawn by the shareholder. A Record Owner of Stock may withdraw an account from the Plan or adjust the amount of enrolled stock in the account by notifying the Administrator in writing prior to the above dates. If all Stock held in a Record Owner's account is enrolled in the Plan, any change in registration of shares of Stock, whether from acquisitions or disposition of shares, received by the Administrator prior to a quarterly stock dividend distribution date will automatically increase or decrease the number of shares enrolled in the Plan. Once a Record owner withdraws an account from the Plan, the account may not be re-enrolled in the Plan for 12 months. For example, if the account is withdrawn from the Plan by May 1, 1999, the account may not be enrolled again until May 1, 2000. All stock dividends receivable as to all Stock held in an account which has been enrolled in the Plan by a Participating Broker will be sold quarterly through the Plan, from year to year, until enrollment is withdrawn by the Participating Broker. The Administrator will promptly advise each Participating Broker of the declaration of and record date for each quarterly stock dividend. Within five trading days after the record date, Participating Brokers are required to advise the Administrator of the number of shares held by the Participating Broker for its Participating Customers as of the record date. The Administrator will then adjust the number of shares of enrolled stock in the Participating Broker's account as of that record date.

Sales Price and Brokerage Commission

     The sales price for participating shares sold in connection with a Stock dividend will be the weighted average sales price received by the Plan Broker, on an agency basis, for all such shares sold in the market. The proceeds of the sale, minus a five cents per share brokerage commission payable to the Plan Broker, will be remitted by the Plan Broker to the Plan Administrator for the account of each participant. This will be the only commission, mark up, mark down, spread, expense or other compensation to the Plan Broker.

Remittance to Participants

     Promptly upon receipt of the final proceeds of the sale of participating shares, the Plan Administrator will arrange for the remittance to each participant of his or her proportionate share of the net proceeds. Each participant will be informed of the number of shares sold for such participant and the weighted average selling price, as well as any other pertinent information. Should any transfer taxes be imposed or tax withholding be required, they will be deducted from a participant's remittance.

Administration

     The Plan will be administered by the Plan Administrator. The Administrator is Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606.

Certain Costs and Expenses

     The Company will pay all of the administrative expenses relating to the Plan, including the fees and expenses of the Plan Administrator, but will not bear the expense of any brokerage commissions.

Tax Withholding and Forms 1099-B

     The Plan Administrator is authorized to withhold any funds required to be withheld by any United States or foreign taxing authority having jurisdiction. The Plan Administrator will issue and distribute all Forms 1099-B and any other reports required by any taxing authority.

Compliance with Law

     The implementation of the Plan shall, in all instances, be subject to the requirements of applicable laws and regulations.

Modification, Suspension or Termination

     The Company reserves the right to modify, suspend or terminate the Plan at any time provided that no such modification, suspension or termination shall adversely affect the right of each participant under the Plan either to receive payment for any participating shares which have been delivered to the Plan Broker for sale or, in the alternative, to receive delivery of such shares.

                              PLAN OF DISTRIBUTION

     All Participating Shares payable as a Stock dividend during the Plan Year with respect to Enrolled Stock in an Enrolled Account or with respect to all Stock in an Enrolled Brokers' Account will be sold by the Plan, on an agency basis, for the Participants commencing no earlier than three trading days prior to each stock dividend payment date.

     The sales price of Participating Shares will be the weighted average net sales price received by the Plan Broker, on an agency basis, for all Participating Shares of all Participants. The net proceeds of the sale, less a per share commission of five cents payable to the Plan Broker, will be remitted by the Plan Broker to the Administrator for the account of each Participant. This will be the only commission, discount, mark up, mark down, spread, expense or other compensation to the Plan Broker. The Plan Broker is currently Credit Suisse First Boston.

     The Administrator will charge no brokerage fees in connection with the sale of any shares sold pursuant to the Plan. The Company will pay all of the administrative expenses relating to the Plan, including any fees and expenses of the Administrator, but will not bear the expense of any brokerage commissions.

                         FEDERAL INCOME TAX CONSEQUENCES

     Shareholders are treated as having received a stock dividend and therefore must apply the existing cost or other basis of Stock held before the stock dividend proportionately between (1) the shares held before the stock dividend and (2) the shares received as a stock dividend, based on the fair market value on the date of payment of the stock dividend. Each Participant should consult his or her attorney, accountant or tax adviser regarding the cost or basis for tax purposes. If the net sales price for the stock dividend shares exceeds or is less than the allocated cost or other basis of the stock dividend shares sold through the Stock Dividend Sale Plan, participating shareholders will recognize a gain or loss for tax purposes, subject to the "wash sale" rules and other special rules applicable to such sales. Ordinarily, the typical investor (i.e., one who does not hold the Stock as inventory or primarily for sale to customers in the ordinary course of business) will report the gain or loss as capital gain or loss, and will be entitled to long-term capital gain treatment on any gain if the applicable holding period (currently more than 12 months) is satisfied.

     The following hypothetical example illustrates the tax consequences. Assume that a shareholder, prior to the first-quarter dividend, owned 200 shares with an original cost basis of $2,500. A stock dividend of 1% is payable in the first quarter, entitling the shareholder to 2 shares (200 x 1%). Through the Stock Dividend Sale Plan, the net cash proceeds from the sale of 2 shares equals $35.90. (Assuming the weighted average sales price in the market was $18 per share, times 2 shares = $36, minus a commission of five cents for each full share.)

     For tax purposes, the original cost basis ($2,500) is allocated between the existing shares (200) and the new dividend shares (2) based on their relative fair market value of $3,600 (200 x $18).

         Fair market value of dividend shares        $36               (2 x $18)
         Fair market value of existing shares        $3,600            (200 x $18)
         Original cost basis                         $2,500

     As shown below, in this hypothetical example the dividend shares will have an allocated cost basis of $24.75 and the existing shares will have a cost basis of $2,475.25.


   $3,600       x  $2,500 = $2,475.25 (allocated cost basis of existing shares)
--------------
 $3,600 + $36


      $36       x   $2,500 = $24.75 (allocated cost basis of dividend shares)
--------------
 $3,600 + $36

     The shareholder in this example would use the allocated cost basis to compute his or her gain or loss upon sale or disposition of the dividend shares. In this example, the shareholder would have a gain of $11.15 ($35.90 - $24.75 = $11.15). To compute gain or loss, a shareholder would always use the net cash proceeds amount, which in this example was $35.90. Note that the basis of the existing shares is reduced by the amount allocated to the dividend shares sold. In the above illustration, the basis of the 200 shares after the sale of the dividend shares is $2,475.25.

     The procedure illustrated in the above example would be repeated each time shares are sold through the Stock Dividend Sale Plan. Actual gain and basis for a particular Plan Participant will be determined based on that Participant's actual basis and the actual sale price for the shares of Stock.

     The Administrator will issue and distribute all required Forms 1099 and any other forms or reports required by taxing authorities. The Administrator is authorized to withhold any funds required to be withheld by any United States or foreign taxing authority having jurisdiction.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Knape & Vogt Manufacturing Company by Varnum, Riddering, Schmidt & Howlett LLP.

                                     EXPERTS

     The consolidated balance sheets as of June 30, 1998 and 1997 and the consolidated statements of operations and cash flows for each of the three years in the periods ended June 30, 1998 and 1997 and 1996, incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of BDO Seidman, LLP, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, of which this Prospectus constitutes a part, (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected and copied at prescribed rates at the Commission public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying the following Regional Offices of the Commission: 7 World Trade Center, 13th floor, New York, New York 10048; and Suite 11400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The public may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Worldwide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information related to registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Knape & Vogt Manufacturing Company (File No. 2-18868) with the Commission pursuant to the Exchange Act are incorporated by reference herein and are made a part hereof by such reference: (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (the "1998 Form 10-K"), (ii) Current Report on Form 8-K filed with the Commission on September 15, 1998, (iii) Schedule 13e-4 filed with the Commission on September 2, 1998, as amended, and (iv) the Proxy Statement for the Company's October 16, 1998 Annual Meeting of Shareholders.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any supplement hereto shall be deemed to be modified or superseded for purposes of such document to the extent that a statement contained herein or therein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any supplement hereto.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents. Such requests should be directed to Jack D. Poindexter, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, telephone (616) 459-3311.

                              --------------------

NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------

                                     PART II

                     Information Not Required in Prospectus


Item 14.          Other Expenses of Issuance and Distribution

     Expenses in connection with the issuance and distribution of the securities being registered are estimated as follows, all of which are to be paid by the Company.

                  SEC Registration Fee............................      $1,710
                  Printing and Mailing Expenses...................       1,000
                  Accounting Fees.................................       1,000
                  Legal Fees and Expenses.........................       2,000
                  Blue Sky Fees and Expenses......................         500
                  Miscellaneous...................................       1,000
                                                                       -------
                                                                        $7,210

Item 15.          Indemnification of Directors and Officers.

     The Articles of Incorporation of Registrant provide that its directors, officers, employees or agents, or persons serving at its request as directors, officers, employees, or agents of another corporation or enterprise, are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.


Item 16.          Exhibits.

     Reference is made to the Exhibit Index which appears at page II-4 of the Registration Statement.


Item 17.          Undertakings.


The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on September 30, 1998.
                                           KNAPE & VOGT MANUFACTURING COMPANY


                                           By: /s/ Allan E. Perry
                                           Allan E. Perry
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan E. Perry and Jack D. Poindexter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                                   Date

/s/ Allan E. Perry                                            September 30, 1998
Allan E. Perry, Chief Executive
 Officer and a Director

/s/ Jack D. Poindexter                                        September 30, 1998
Jack D. Poindexter, Principal
 Financial and Accounting Officer

/s/ Richard C. Simkins                                        September 30, 1998
Richard C. Simkins, Executive Vice
 President and a Director

                                                              September 30, 1998
Mary Rita Cuddohy, Director

/s/ William R. Dtumers                                        September 30, 1998
William R. Dutmers, Chairman
 of the Board

/s/ John E. Fallon                                            September 30, 1998
John E. Fallon, Director

                                                              September 30, 1998
Michael J. Kregor, Director

/s/ Herbert F. Knape                                          September 30, 1998
Herbert F. Knape, Director

/s/ Raymond E. Knape                                          September 30, 1998
Raymond E. Knape, Director

/s/ Richard S. Knape                                          September 30, 1998
Richard S. Knape, Director

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                      Numbered
Exhibit Number                      Description                         Page


5      Opinion of Varnum, Riddering, Schmidt & Howlett LLP

8      Tax Opinion of Varnum, Riddering, Schmidt & Howlett LLP

10.1   Knape & Vogt Manufacturing Company Stock  Dividend Sale Plan

10.2   Form of Stock Dividend Sale Plan Enrollment Form

10.3 Form of Agreement between Knape & Vogt Manufacturing Company and Harris Trust and Savings Bank as Plan Administrator dated as of ____________, 1998.

10.4 Form of Agreement between Knape & Vogt Manufacturing Company and Credit Suisse - First Boston as Plan Broker dated as of
       _____________, 1998.

23.1   Consent of BDO Seidman, LLP, independent public accountants

23.2   Consent of Varnum, Riddering, Schmidt & Howlett LLP
       (included in opinion filed as Exhibit 5)

24 Power of Attorney (included on the signature page on page II-3 of the Registration Statement)

EXHIBIT 5


                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
                     --------------------------------------
                                ATTORNEYS AT LAW

                                BRIDGEWATER PLACE
             POST OFFICE BOX 352 - GRAND RAPIDS, MICHIGAN 49501-0352
                    TELEPHONE 616/336-6000 - FAX 616/336-7000



                               September 30, 1998




Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, Michigan 49505


         Re: Registration Statement on Form S-3 Relating to the Knape & Vogt Manufacturing Company
                  Stock Dividend Sale Plan

Gentlemen:

     With respect to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Knape & Vogt Manufacturing Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of the Company's common stock, par value $2.00 per share, for sale pursuant to the Company's Stock Dividend Sale Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 300,000 shares covered by the Registration Statement when sold in accordance with the procedures described in the Registration Statement and the Plan, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

EXHIBIT 8


                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
                     --------------------------------------
                                ATTORNEYS AT LAW

                                BRIDGEWATER PLACE
             POST OFFICE BOX 352 - GRAND RAPIDS, MICHIGAN 49501-0352
                    TELEPHONE 616/336-6000 - FAX 616/336-7000


                               September 30, 1998


Board of Directors
Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, MI  49505

         Re:      Knape & Vogt Manufacturing Company (the "Company")
                  Tax Opinion Concerning Company's Stock Dividend Sale Plan (the "Plan")

Ladies and Gentlemen:

     This letter sets forth our opinion as to certain federal income tax consequences of the above-referenced Plan of our client, the Company. The Plan involves the Company's anticipated periodic distribution of stock dividends followed by the opportunity for shareholders to convert the stock dividends into cash. This would occur by the sale of stock through a simplified procedure under which brokerage commissions, charged at a fixed rate per share, are expected to be lower than commissions normally charged for sales of relatively small numbers of shares and odd lots. The Plan is more fully described in the Prospectus included in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Prospectus"), as to which this opinion is an exhibit.

     In arriving at the opinions expressed below, we have examined and relied on the statements contained in the Prospectus, the Plan, and such other corporate records of the Company as we have deemed appropriate. We have also assumed that there is no plan or intention on the part of the Company to regularly redeem or buy its shares in such a manner as to cause such redemptions or purchases to be considered part of the Plan. We have assumed that the representations contained in the Prospectus are accurate and that the Plan will be effected in accordance with its terms. In addition, we have made such other investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

     Based on our understanding of the facts, and on the representations and assumptions stated herein, it is our opinion that the discussion contained in the section of the Prospectus


::ODMA\PCDOCS\GRR\207947\1

Boards of Directors
Knape & Vogt Manufacturing Company
Page 2
September 30, 1998


captioned "Federal Income Tax Consequences" filed as part of the Registration Statement constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences arising under the Plan, based upon current law. It is possible, however, that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions, and it is also our view that such tax discussion does not purport to address all possible United States federal income tax consequences relating to the Plan.

     This opinion letter is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted, or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We hereby consent to the use of our name as appearing in the Prospectus and the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure set forth in the Prospectus filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

     This opinion letter is limited to the specific issues addressed above and is not intended to address any other issues. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). Accordingly, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord. The law covered by the opinions expressed in this opinion letter is limited to the federal law of the United States.

                             Respectfully submitted,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP


::ODMA\PCDOCS\GRR\207947\1

EXHIBIT 10.1

                         KNAPE & VOGT MANUFACTURING COMPANY

                            STOCK DIVIDEND SALE PLAN


     1. Purpose and Effective Date. The Board of Directors of Knape & Vogt Manufacturing Company (the "Company") has resolved to replace quarterly cash dividends with quarterly Stock dividends. The purpose of the Company's Stock Dividend Sale Plan (the "Plan") is to give owners of Common Stock, par value $2.00 per share ("Common Stock") and Class B Common Stock, par value $2.00 per share ("Class B Common Stock"), the opportunity to convert dividends in the form of Stock into cash by the sale of such Stock dividends through a simplified procedure under which brokerage commissions will be charged at a fixed rate per share that is expected to be lower than commissions normally charged for sales of relatively small numbers of shares and odd lots. For convenience, the definitions of certain terms used in the Plan are repeated in the Glossary attached hereto. The Plan shall be effective as of the record date that the Company's Board of Directors designates for the Stock dividend declared for the Plan Year second quarter ending December 31, 1998.

     2. Eligibility. All owners of record ("Record Owners") of Common Stock and Class B Common Stock and owners of Common Stock and Class B Common Stock held by brokers and other custodial institutions holding such Stock ("Eligible Customers") who establish procedures which permit their customers to participate in the Plan if they so desire are eligible to enroll in the Plan. (Brokers and other custodial institutions which establish such procedures are hereby referred to as "Participating Brokers." Record Owners and Eligible Customers [acting through their Participating Brokers] are sometimes collectively referred to as "Eligible Stockholders").

     3. Dividend Sale Election.

          A. Election to Participate. The Administrator will arrange for the notification to all record holders of Stock of the date that the Plan became effective. Thereafter, notification of the existence of the Plan will be included from time to time in Company communications to its shareholders. Record Owners and Participating Brokers will be provided Enrollment Forms and will be advised that Record Owners and Eligible Customers (acting through Participating Brokers) will have the opportunity, by timely enrollment in the Plan, of directing the sale of Stock dividends to be received, after such enrollment and as long as the Plan is in effect, through the facilities of a brokerage firm acting on their behalf on an agency basis (the "Plan Broker"). A Record Owner, or Participating Broker acting on behalf of its Eligible Customers, wishing to have future Stock dividends sold as contemplated by the Plan on an agency basis, must complete and sign the Enrollment Form and return it to the Administrator postmarked by _________ for the Plan Year second quarter ending December 31, 1998. To begin to participate in the Plan as to subsequent quarterly Stock dividends, Record Owners and Participating Brokers on behalf of Eligible Customers must mail an Enrollment Form to the Administrator postmarked no later than one of the following dates for the enrollment to be effective for the that quarter's dividend: third quarter of the Plan Year __________; fourth quarter of the Plan Year __________; first quarter of the Plan Year __________; and second quarter of the Plan Year ____________. Enrollment in the Plan may be made throughout the Plan Year except during the periods between quarterly dividend declaration and dividend distribution dates (however, this limitation does not apply to the Plan Year second quarter ending December 31, 1998). Enrollment Forms postmarked during these periods will be held and enrollment will take effect for the next dividend payment date. Once Stock has become Enrolled Stock, all Stock dividends with respect to that Enrolled Stock will be sold quarterly through the Plan, from year to year, until enrollment is withdrawn by the Record Owner or Participating Broker. Record Owners or Participating Brokers may withdraw Stock as Enrolled Stock or increase the amount of Stock which is Enrolled Stock by notifying the Administrator in writing prior to the above dates. However, a Record Owner may withdraw all of his or her Enrolled Stock from the Plan only one time during any consecutive twelve (12) month period. A separate Enrollment Form must be used for each separate account (separate name and registration) in which a Record Owner holds shares. Eligible Customers of Participating Brokers who are included in the Plan through enrollment by their brokers or custodians acting on their behalf are referred to herein as "Participating Customers."

          B. Enrolled Accounts and Enrolled Brokers' Accounts. Each account for which an Enrollment Form is completed and timely delivered to the
     Administrator thereby directs the sale under the Plan of all Stock dividends received with respect to the Enrolled Stock registered in such account. An Enrolled Account means each account of a Record Owner as to which an Enrollment Form is completed and timely delivered to the Administrator. Unless the context requires otherwise, the term "Enrolled Account" also includes the registered owner of such account and the shares of Enrolled Stock held by such account at the time in question. An "Enrolled Brokers' Account" means an account consisting of all shares of Stock owned by the Participating Customers whom a Participating Broker has enrolled in the Plan. Unless the context requires otherwise, the term "Enrolled Brokers' Account" also includes the owner of shares included in such account and the shares designated by the Participating Broker as comprising such account at the time in question. Each Enrolled Account and each Enrolled Brokers' Account may be referred to herein as a "Participant," and such accounts may collectively be referred to as "Participants."

          C. Enrolled Stock and Participating Shares. As of any date during the Plan Year, "Enrolled Stock" means shares of Common Stock or Class B Common Stock held as of such date by (1) an Enrolled Account and designated on the Enrollment Form as Enrolled Stock or (2) an Enrolled Broker's Account. If no designation is made as to the number of shares of Enrolled Stock, all Stock held in an Enrolled Account will be deemed to be Enrolled Stock. Shares of Common Stock payable as a Stock dividend on Enrolled Stock as of any record or payment date for such Stock dividend are sometimes referred to herein as "Participating Shares."

          D. Shares Included in Enrollment

               (1) Each Enrolled Account which has enrolled in the Plan must sell all, but not less than all, Stock dividends to be received with respect to all shares of Enrolled Stock which are registered as of each record date during the Plan Year in the name of such Enrolled Account. Each Enrolled Brokers' Account must sell all, but not less than all, of the Stock dividends to be received with respect to the shares of Stock comprising such account as of each record date during the Plan Year. Unless and until shares are withdrawn from Enrollment as provided in Section 3A, enrollment shall be irrevocable and each authorization and power of attorney shall be deemed to be an irrevocable power coupled with an interest.

               Any change in registration of shares of Enrolled Stock held by a Participant received by the Administrator prior to the record date for any Stock dividend (a) will terminate enrollment of shares of Enrolled Stock which are disposed of from an Enrolled Account in which all Stock is Enrolled Stock, and (b) will constitute enrollment, as Enrolled Stock, for shares which are acquired in an Enrolled Account in which all Stock is Enrolled Stock. The Administrator will promptly advise each Participating Broker of the declaration of a dividend and the record date therefore. Promptly after each record date and in no event more than five trading days later than such record date, each Participating Broker will promptly advise the Administrator of the number of shares held by the Participating Broker for Participating Customers as of the record date (being the number of shares constituting its Enrolled Brokers' Account), and an adjustment in the number of shares of Enrolled Stock will be made by the Administrator as of such record date.

               Disposition of all shares of Stock held in an Enrolled Account or an Enrolled Brokers' Account will terminate enrollment. A change of address will not affect the effectiveness of any enrollment.

               (2) Sale of Stock Dividends. All Participating Shares distributable as a Stock dividend during the Plan Year with respect to Enrolled Stock in an Enrolled Account or with respect to all Stock in an Enrolled Brokers' Account will be sold by the Plan, on an agency basis, for the Participants commencing no earlier than three trading days prior to each dividend distribution date.

               (3) Sales Price and Brokerage Commissions. The sales price of Participating Shares will be the weighted average net sales price received by the Plan Broker, on an agency basis, for all Participating Shares of all Participants. The net proceeds of the sale, less a per share commission payable to the Plan Broker, will be remitted by the Plan Broker to the Administrator for the account of each Participant. This will be the only commission, discount, mark up, mark down, spread, expense or other compensation to the Plan Broker.

               (4) Remittance to Participants. Promptly upon receipt of the final proceeds of the sale of all Participating Shares to be sold in connection with a Stock dividend, the Plan Broker shall remit to the Administrator for the account of each Participant, of his or her proportionate share of the net proceeds from the sale of Participating Shares. The Administrator will then promptly remit to each Participant who is a Record Owner that Participant's proportionate share of the net proceeds from the sale of Participating Shares less any applicable transfer taxes and any applicable withholding pursuant to Section 4G. The Administrator will also remit, or arrange for remittance, to each Participating Broker the proportionate share of the net proceeds from the sale of Participating Shares from that broker's Enrolled Broker's Account. Each Participant who is a Record

          Owner and Participating Brokers will be informed in writing of the number of shares sold for such Participant or for such Participating Brokers, and the weighted average selling price, as well as any other pertinent information. Remittance shall be by check mailed (in the case of a Record Owner) to his or her address of record or other address supplied by him or her and (in the case of a Participating Broker) to such Participating Broker's address for such purposes, or in either case by any other means established by the Administrator in accordance with common practice.

     4. Miscellaneous.

          A. Compliance with Law. The  implementation  of the Plan shall, in all
     instances,   be  subject  to  the   requirements  of  applicable  laws  and
     regulations.

          B.   Administration.   The  Plan  will  be   administered  by  a  Plan
     Administrator, which initially shall be the Company's designated stock transfer agent.

          C. Limitations on Manner of Sale. Notwithstanding any provision of the Plan or of any agreement implementing the Plan to the contrary:

               (1) It is intended that in respect of all sales of Stock in the market under the Plan, the Administrator and the Plan Broker will act independently of the Company;

               (2)  Such  sales,  to  the  extent   possible,   will  not  be  a
          distribution under the Securities Act of 1933 or Rule 10b-6 of the Exchange Act;

               (3) Implementation of the Plan shall not constitute a tender offer by the Company or any entity controlled by the Company, controlling the Company or under common control with the Company ("Affiliate") under the Exchange Act;

               (4) Neither the Company, Administrator, any Affiliate of the Company nor the Plan Broker will engage in any "special selling efforts" within the meaning of Rule 10b-6 or otherwise under the Exchange Act;

               (5) Neither the  Company,  Administrator,  any  Affiliate  of the
          Company nor the Plan Broker will make any arrangements with any broker-dealer regarding prospective purchases of Participating Shares or the manner in which Participating Shares will be sold;

               (6) Neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over the times when, or the prices at which, the Plan Broker arranges for the sale of Participating Shares in the market, the amounts to be sold or the manner in which such shares are to be sold, or the selection of a broker or dealer through which sales are executed, and all such activities shall be carried out as provided in the Plan and as authorized and directed by Enrollment Forms executed by Enrolled Accounts and Enrolled Brokers' Accounts;

               (7) No purchases of securities will be made for the purpose of creating actual or apparent active trading or affecting the price of any publicly traded security.

          D. Brokerage Commissions. The Plan Broker will charge a fixed brokerage commission fee of $.05 per a share for each Participating Share sold. The Plan Broker will credit the Plan, for the account of each Participant, with the net proceeds received by the Plan Broker, net of such brokerage commission, without deduction for any additional commission, discount, mark up, mark down, spread, expense or other compensation. No change in such brokerage commission can be made except by the mutual consent of the Plan Broker and the Company evidenced by a writing signed by both and delivered to the Administrator before June 1 of the year prior to the Plan Year during which such change will be effective.

          E. Costs and Expenses. The Administrator will charge no brokerage fees in connection with the sale of any shares sold pursuant to this Plan. The Company will pay all of the administrative expenses relating to the Plan, including any fees and expenses of the Administrator, but will not bear the expense of any brokerage commissions.

          F. Transactions Between Brokers and Customers. Neither the Administrator nor the Company shall have any responsibility or liability resulting from the failure of a Participating Broker to remit documents, information, funds, securities, or other property to its Participating Customers or for any errors or omissions of a Participating Broker in connection with the Plan.

          G. Forms 1099 and Withholding. The Administrator will issue and distribute all required Forms 1099 and any other forms or reports required by any taxing authority having jurisdiction over transactions by a holder of an Enrolled Account, Participating Broker, or Participating Customer in the Plan. The Administrator is authorized to withhold any funds required to be withheld by any United States or foreign taxing authority having jurisdiction in the premises.

          H. Modification, Suspension, or Termination. The Company reserves the right to modify, suspend, or terminate the Plan at any time provided that no such modification, suspension, or termination shall adversely affect the right of each Participant under the Plan either to receive payment for any Participating Shares which have been delivered to the Plan Broker for sale or, in the alternative, to receive delivery of such shares.

          I. Severability. If any part of the Plan is determined to be invalid or void in any respect, such termination will not affect, impair, invalidate, or nullify the remaining provisions of the Plan which will continue in full force and effect.

          J. Extent of Authorization. The authorization to sell Stock dividends shall only cover quarterly Stock dividends payable in shares of Stock to holders of Stock at a quarterly rate of 4% or less and shall not apply to any other dividend, stock split, or distribution of cash, securities, rights, or other property, unless specifically provided in the Enrollment Form or unless such other distribution and the Stock dividend are part of an integral transaction and the Company so designates at the time of declaration of the Stock dividend in question.

                       KNAPE & VOGT MANUFACTURING COMPANY
                            STOCK DIVIDEND SALE PLAN

1.   "Administrator"  means  a  person,   committee,   or  entity  appointed  to
     administer the Plan.

2. "Affiliate" means any entity controlled by the Company, controlling the Company or under common control with the Company.

3. "Eligible Customers" means owners of Common Stock or Class B Common Stock held by Participating Brokers.

4. "Eligible Stockholders" means collectively Record Owners and Participating Brokers acting on behalf of Eligible Customers.

5. "Enrolled Account" means each account which completes an Enrollment Form and returns it timely to the Administrator. Unless the context requires otherwise, the term "Enrolled Account" also includes the registered owner of such account and the shares of Enrolled Stock held by such account at the time in question.

6. "Enrolled Brokers' Account" means an account consisting of all shares of Stock owned by the Participating Customers whom a Participating Broker has enrolled in the Plan. As of each record date, each Participating Broker will advise the Administrator of the number of shares of Stock then owned by Participating Customers. Unless the context requires otherwise, the term "Enrolled Brokers' Account" also includes the owner of shares included in such account and the shares designated by the Participating Broker as comprising such account at the time in questions.

7. "Enrolled Stock" means as of any date during the Plan Year, shares of Stock held as of such date by (1) an Enrolled Account and designated on the Enrollment Form as Enrolled Stock or (2) an Enrolled Broker's Account. If no designation is made as to the number of shares of Enrolled Stock, all Stock held in an Enrolled Account will be deemed to be Enrolled Stock.

8. "Enrollment Form" means the form provided by the Company, or, as to Participating Brokers, such other form as is satisfactory to the Administrator, by which Record Owners and Eligible Customers participate in the Plan and direct the sale under the Plan of Stock dividends.

9.   "Exchange Act" means Securities Exchange Act of 1934.

10.  "Participant"  means  each  Enrolled  Account  and each  Enrolled  Brokers'
     Account.

11. "Participating Brokers" means brokers and other custodial institutions holding Stock who establish procedures which permit their customers to participate in the Plan if they so desire.

12. "Participating Customer" means a customer of a Participating Broker whose account has been enrolled in the Plan by the Participating Broker acting on behalf of his customers.

13. "Participating Shares" means shares of Stock payable as a Stock dividend on Enrolled Stock as of any record or payment date for such Stock dividend.

14.  "Plan Broker" means a brokerage firm acting on behalf of the Participants.

15. "Plan Year" means a fiscal year (July 1 through June 30) of the Company during which the Plan is in effect.

16. "Record Owners" means all registered owners of Stock reflected on the stock transfer records maintained by or on behalf of the Company.

17. "Stock" or "stock" means shares of Common Stock and/or shares of Class B Common Stock which are outstanding or will be outstanding.




::ODMA\PCDOCS\GRR\191167\1
                                       -7-

EXHIBIT 10.2

                       KNAPE & VOGT MANUFACTURING COMPANY
                    STOCK DIVIDEND SALE PLAN ENROLLMENT FORM

IMPORTANT: RETURN THIS ENROLLMENT FORM ONLY IF YOU WISH TO BE ENROLLED IN THE STOCK DIVIDEND SALE PLAN ("PLAN") BEING OFFERED TO SHAREHOLDERS. THE SUMMARY PLAN DESCRIPTION IS A DETAILED DESCRIPTION OF THE PLAN, IS INCORPORATED BY REFERENCE, AND SHOULD BE READ BEFORE SIGNING THIS ENROLLMENT FORM.

     I (OR WE, IF SHARES ARE HELD JOINTLY), REFERRED TO HEREIN AS "HOLDER," AUTHORIZE AND INSTRUCT THE PLAN ADMINISTRATOR, HARRIS TRUST AND SAVINGS BANK ("HARRIS TRUST"), TO SELL THROUGH THE PLAN BROKER ALL SHARES OF COMMON STOCK ("SHARES") RECEIVABLE BY HOLDER AS STOCK DIVIDENDS IN THE ACCOUNT IDENTIFIED ON THE REVERSE SIDE OF THIS ENROLLMENT FORM. THIS AUTHORIZATION AND INSTRUCTION APPLIES TO ALL STOCK DIVIDEND SHARES WITH RESPECT TO ALL SHARES REGISTERED IN THE ACCOUNT UNLESS A LESSER NUMBER OF SHARES IS SPECIFIED IN THE SPACE PROVIDED ON THE REVERSE SIDE. HOLDER DIRECTS HARRIS TRUST TO REMIT QUARTERLY TO HOLDER (AT THE ADDRESS OF RECORD INDICATED ON THE REVERSE SIDE OF THIS ENROLLMENT FORM) THE NET CASH PROCEEDS OF THE SALE OF HOLDER'S STOCK DIVIDEND SHARES. FOR
DESIGNATED   PLAN  ENROLLMENT   PERIODS,   PLEASE  REFER  TO  THE  SUMMARY  PLAN
DESCRIPTION.

     HOLDER APPOINTS HARRIS TRUST AS ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO ACT ON HOLDER'S BEHALF AND IN HOLDER'S NAME, AND TO DO ALL ACTS NECESSARY TO CARRY OUT THE SALES OF STOCK DIVIDEND SHARES.

     ALL  AUTHORITY  AND  POWERS OF  ATTORNEY  HEREIN  CONFERRED  SHALL  SURVIVE
HOLDER'S DEATH OR INCAPACITY AND ARE IRREVOCABLE POWERS COUPLED WITH AN INTEREST. ALL OBLIGATIONS OF HOLDER HEREUNDER SHALL BE BINDING UPON THE HOLDER'S HEIRS, LEGATEES, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNEES.

     HOLDER UNDERSTANDS THAT PARTICIPATION IN THE PLAN IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN WHICH ARE SUMMARIZED IN THE SUMMARY PLAN DESCRIPTION ENCLOSED WITH THIS ENROLLMENT FORM.



                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
========================================
THIS IS NOT A DIVIDEND REINVESTMENT FORM
========================================

                       KNAPE & VOGT MANUFACTURING COMPANY
                    STOCK DIVIDEND SALE PLAN ENROLLMENT FORM

     TO BE ENROLLED IN THE PLAN, A SIGNED ENROLLMENT FORM MUST BE RETURNED FOR EACH ACCOUNT. THE HOLDER'S FAILURE TO PROVIDE EITHER A SOCIAL SECURITY NUMBER OR TAX IDENTIFICATION NUMBER IN THE SPACE BELOW MAY RESULT IN A BACK-UP WITHHOLDING OF 31 PERCENT OF ANY CASH PAYMENT MADE TO HOLDER. UNLESS OTHERWISE SPECIFIED BELOW, THIS AUTHORIZATION AND INSTRUCTION RELATES TO ALL STOCK DIVIDEND SHARES RECEIVABLE WITH RESPECT TO ALL SHARES REGISTERED IN THE ACCOUNT IDENTIFIED BELOW.

     TO ENROLL IN THE PLAN,  A SIGNED  ENROLLMENT  FORM MUST BE MAILED TO HARRIS
TRUST  AND  SAVINGS  BANK,  311  WEST  MONROE,   CHICAGO,   IL  60606,   IN  THE
SELF-ADDRESSED ENVELOPE PROVIDED. PLEASE SIGN BELOW.

                                                 DATE___________________________

                                      SIGNATURE(S_______________________________
                                      __________________________________________
                                      SOCIAL SECURITY NUMBER____________________
                                                    --OR--
                                      TAX IDENTIFICATION NUMBER_________________


                    THIS AUTHORIZATION AND INSTRUCTION RELATES ONLY TO STOCK DIVIDEND SHARES RECEIVABLE WITH RESPECT TO THE FOLLOWING SHARES REGISTERED IN THIS ACCOUNT. (CHECK ONE):

                         [ ] ALL or [ ] ________________ shares
                                        (fill in number)

                    PLEASE SIGN EXACTLY AS NAME(S) APPEAR TO THE LEFT. IF JOINT ACCOUNT, EACH JOINT OWNER MUST SIGN AND PROVIDE SOCIAL SECURITY NUMBER OF OWNER LISTED FIRST IN REGISTRATION ABOVE. EXECUTORS, TRUSTEES, ETC., SHOULD GIVE FULL TITLE.



::ODMA\PCDOCS\GRR\202344\1

EXHIBIT 10.3

                   FORM OF AGREEMENT WITH PLAN ADMINISTRATOR


                               September ___, 1998


Harris Trust and Savings Bank
311 West Monroe
Chicago, IL 60606

         RE:      Knape & Vogt Manufacturing Company
                  Stock Dividend Sale Plan

Ladies and Gentlemen:

     This letter will serve to confirm the appointment of Harris Trust and Savings Bank ("Harris") as Trustee and as Plan Administrator under the Knape & Vogt Manufacturing Company ("KV") Stock Dividend Sale Plan (the "Plan") which will be made available to holders of record of Common Stock and Class B Common Stock of KV (and beneficial owners whose shares are held by Participating Brokers), beginning with the stock dividend paid to these stockholders in the fourth calendar quarter of 1998. Unless otherwise defined in this letter agreement or the context otherwise requires, terms defined in the Plan shall have the same meaning in this Agreement.

A. The duties of Harris as Trustee will be to act in name only for KV's Stock Dividend Sale Plan, as all other duties are to be performed by Harris as Plan Administrator.

B.   The duties of the Plan Administrator will be:

     1. To receive, review and retain Enrollment Forms received from Enrolled Accounts and from Participating Brokers advising of the Enrolled
          Brokers' Accounts which they have enrolled on behalf of their Customers, and properly to process, record and maintain the information contained therein as permanent records of the Plan.

     2. To advise the Plan Broker of the number of shares of Enrolled Stock held of record by Enrolled Accounts and the number of shares held by Enrolled Brokers' Accounts.

     3. To request in a timely fashion the necessary information from the transfer agent for the Stock, the Plan Broker and all Participating Brokers and to maintain up-to-date records of the number of shares of Enrolled Stock as of each record date which will reflect (as of such record date) any increases or decreases in the shares of Enrolled Stock held of record by Enrolled Accounts on the stock transfer records maintained by or on behalf of KV and, based on advice from Participating Brokers, in the shares of Enrolled Stock held by Enrolled Brokers' Accounts.

     4. Promptly after each record date for a Stock dividend, to notify the Plan Broker of the number of shares of Enrolled Stock as of such record date.

     5. Upon receipt of advice from the Plan Broker as to the number of Participating Shares sold and to be settled as of each settlement date, delivery of certificates for shares to the Plan Broker against payment therefor.

     6. Upon receipt of the information from the Plan Broker after completing of the sale of all Participating Shares, giving the number of shares sold, the prices at which sold and the aggregate proceeds from the sale of shares, to calculate the entitlement of each Enrolled Account and each Enrolled Brokers' Account and pay to each such Enrolled Account and Enrolled Brokers' Account.

     7. Distribute the net cash proceeds of the sale ("Plan Fund") to each Enrolled Account and Enrolled Brokers' Account and to prepare checks (or other method of payment) distributing the Plan Fund to such Enrolled Accounts and Enrolled Brokers' Account and arrange for delivery of such checks (or other form of payment) and any appropriate information statements.

     8. To prepare and maintain records to reflect the tax information required by all applicable tax laws and regulations and to prepare Form 1099s or any other appropriate information form required by United States or any other applicable tax laws or regulations.

     9. Generally, to comply with the duties and responsibilities of the Plan Administrator as stated herein and in the Plan.

C. KV shall pay any expenses incurred by the Plan Administrator in the performance of its duties, including fees for legal services rendered to the Plan Administrator, and such compensation to the Plan Administrator as may be agreed upon in writing from time to time between KV and the Plan Administrator, and all other proper charges and disbursements of the Plan Administrator. The Plan Administrator and KV have agreed that the fee which has been agreed upon between KV and Harris for the latter's services as stock transfer agent will include its services as Plan Administrator under the Plan and that no additional fees will be charged by Harris for services rendered in such additional capacities.

D. KV will advise the Plan Administrator of all relevant particulars of each declaration of a stock dividend on Stock of KV (including specification of the record date, percentage rate for such stock dividend and the payment date) and direct the transfer agent for its Stock to advise the Plan Administrator of the number of shares of Enrolled Stock held as to the record date for the payment of stock dividends.

E. The Plan Administrator shall discharge its duties under this Agreement solely in the interest of the Participants in the Plan and (i) with the care, skill, prudence, and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and
     (ii) in accordance with the provisions of this Agreement and the Plan. The duties and obligations of the Plan Administrator as such shall be limited to those expressly imposed upon it by this Agreement and the terms of the Plan.

     1. The Plan Administrator shall not be liable for the taking of any action pursuant to or for any loss not resulting from the Plan Administrator's own willful misconduct, bad faith or negligence.

     2. KV shall indemnify and hold the Plan Administrator harmless against all expenses, losses, claims, damages or liabilities, joint or several, to which the Plan Administrator may become subject insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of are based upon compliance with any written direction of KV (including, but not limited to, any obligation to effect a transaction in Stock) or pursuant to an act performed by the Plan

          Administrator  under  this  Agreement.  KV  shall  reimburse  the Plan
          Administrator for any legal or other fees reasonably suffered or incurred by the Plan Administrator in connection with investigating or defending any such action or claim. KV shall have no liability hereunder to the extent any such expense, loss, claim, damage or liability results from willful misconduct, bad faith or negligence on the part of the Plan Administrator.

     3. The Trustee and Plan Administrator may be removed by KV at any time upon 90 days' notice in writing to the Trustee and Plan Administrator. The Trustee and Plan Administrator may resign effective at the beginning of a Plan Year by giving written notice to KV, on or before March 1 of the year preceding such Plan Year. Upon such removal or resignation of the Trustee and Plan Administrator, KV shall appoint a successor Trustee and Plan Administrator who shall have the same powers and duties as those conferred upon the Trustee and Plan Administrator hereunder.

     4. KV reserves the right at any time and from time to time instruct the Trustee and Plan Administrator to amend the provisions of this Agreement by notice thereof in writing delivered by KV to the Trustee and the Plan Administrator; provided that no such amendment which materially and adversely affects the rights or materially increases the duties or responsibilities of the Trustee or the Plan Administrator may be made without its consent, and provided further that no such amendment shall authorize or permit any part of the Plan Fund assets to be used for or diverted to purposes other than for the exclusive benefit of the Participants or shall otherwise adversely affect the Participants.

     5. Unless otherwise defined herein or the context otherwise, requires terms defined in the Plan shall have the same meaning in this Agreement, and the provisions of the Plan, as the same shall be in effect from time to time, are incorporated in and made a part of this Agreement.

     6. This Agreement shall be administered, construed and enforced according to the laws of the State of Illinois.

     If  the  foregoing   reflects  your   agreement,   please  so  indicate  by
countersigning this letter in the space provided below.

                                 Very truly yours,

                                 KNAPE & VOGT MANUFACTURING
                                 COMPANY STOCK DIVIDEND SALE PLAN

                                 By:  Harris Trust and Savings Bank
                                      As Trustee

                                 By: ______________________________________

                                    Its: __________________________________

                                 CONFIRMED:

                                 KNAPE & VOGT MANUFACTURING
                                 COMPANY

                                 By: ______________________________________

                                    Its:___________________________________

AGREED:

HARRIS TRUST AND SAVINGS BANK,
as Plan Administrator

By: ___________________________

      Its: ____________________


::ODMA\PCDOCS\GRR\203424\1

EXHIBIT 10.4

                       FORM OF AGREEMENT WITH PLAN BROKER


                               September ___, 1998



Credit Suisse First Boston
227 West Monroe Street
Chicago, Illinois 60606

                  Re:      Knape & Vogt Manufacturing Company
                           Stock Dividend Sale Plan

Ladies and Gentlemen:

     We are writing to confirm our understanding regarding your appointment and duties as the Plan Broker selected to implement the Knape and Vogt Manufacturing Company Stock Dividend Sale Plan ("Plan"), a copy of which is attached. The Plan, as the same shall be in effect from time to time, is incorporated herein and made a part of this letter. Unless otherwise defined herein or the context otherwise requires, terms defined in the Plan shall have the same meaning in this letter.

     1. The Company plans to commence the practice of declaring and paying quarterly stock dividends on its Common Stock and its Class B Common Stock ("Stock"). The Plan Administrator under the Plan will make arrangements to distribute Enrollment Forms for the Plan to the record holders of Stock and to Participating Brokers. In order to enroll in the Plan, Eligible Stockholders and Participating Brokers (acting on behalf of their Customers) will complete and mail the Enrollment Forms to the Plan Administrator. Such Enrollment Forms will appoint the Plan Administrator as agent of the Enrolled Accounts and Enrolled Brokers' Accounts and will direct the sale of all Participating Shares received as a stock dividend on Enrolled Stock held by such accounts. Promptly after the record date established for the purposes of determining those holders of Stock entitled to receive payment of a stock dividend, the Plan Administrator will advise you of the number of Participating Shares included in such stock dividend which will be sold on an agency basis on behalf of the Enrolled Accounts and Enrolled Brokers' Accounts, the payment date for such shares and other relevant information concerning such stock dividend.

Credit Suisse First Boston
September ___, 1998
Page 2


     2. The undersigned has been appointed as Plan Administrator under the Plan and has been authorized and directed, as agent for the Participants, to (a) receive from the Company's transfer agent a stock certificate or certificates representing, for each stock dividend, the Participating Shares, (b) to deliver such certificates to you against payment therefor, and (c) to distribute the net proceeds of such sales to the Participants.

     3. With respect to each stock dividend, the Plan Administrator will confirm the instructions contained in the Enrollment Forms and direct you to sell on an agency basis on behalf of the Enrolled Accounts and Enrolled Brokers' Accounts the number of Participating Shares which the Plan Administrator will advise you are included in such stock dividend. Such sales will be carried out promptly, to the extent possible, commencing no earlier than the third trading day preceding the dividend payment date, so that payment of the net proceeds may be made to the Participants as soon as is feasible after the stock dividend payment date.

     4. As Plan Broker, you understand the need for compliance with the provisions of Section 4A and the limitations on the manner of sale contained in
Section 4C of the Plan and agree to comply with such provisions and limitations.

     5. After the close of trading on each day on which you effect sales of Participating Shares you will advise the Plan Administrator of the number of shares sold and the prices at which such shares were sold, the number of shares sold at each price, and the date upon which delivery of certificates to you for shares sold is required. You will pay the Plan Administrator on each settlement date for each sale the aggregate amount of the proceeds received for the sale of such shares which are being settled on such settlement date, net of a commission to you of $.05 per share. No other commissions, mark ups, mark downs, spreads, expenses or other compensation will be charged by you as Plan Broker. You will cooperate with the Plan Administrator in complying with any applicable withholding or similar tax laws or regulations or any applicable stock transfer tax requirements.

     6. The Plan, with the consent of the Company, may terminate this appointment at any time on four months written notice to you. You may resign effective at the end of any Plan Year by giving written notice to the Plan Administrator on or before March 1 of such Plan Year.

Credit Suisse First Boston
September ___, 1998
Page 3


     7.  You  are  authorized  to  act  upon  the   instructions   of  the  Plan
Administrator with respect to matters involving the Plan.

     If the foregoing represents our understanding, please so indicate in the space provided below.

                                     Very truly yours,

                                     KNAPE & VOGT MANUFACTURING
                                     COMPANY STOCK DIVIDEND SALE PLAN

                                     By  Harris Trust and Savings Bank
                                         As Plan Administrator

                                     By: __________________________________

                                         Its: _____________________________

                                     CONFIRMED:

                                     KNAPE & VOGT MANUFACTURING
                                     COMPANY

                                     By: __________________________________

                                         Its: _____________________________

AGREED:

CREDIT SUISSE FIRST BOSTON

By: __________________________________

Its: _____________________________



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
                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Knape & Vogt Manufacturing Company

We hereby consent to incorporation by reference in the Prospectus constituting a part of the registration statement of our report dated August 7, 1998, except for Note 13, as to which the date is August 31, 1998, relating to the consolidated financial statements and schedule of Knape & Vogt Manufacturing Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
September 29, 1998



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